EXHIBIT 99.1

Apollo Announces Changes to its Board of Directors

Gary Cohn to join the Board as Lead Independent Director

Outgoing Chair and Lead Independent Director Jay Clayton assuming role as interim US Attorney for SDNY

April 17, 2025 – Apollo (NYSE: APO) today announced changes to its Board of Directors. Financial services leader Gary Cohn has been appointed to the Board as Lead Independent Director. Jay Clayton, who has served as Chair and Lead Independent Director since March 2021, has informed Apollo that he will assume the role of Interim US Attorney for the Southern District of New York on April 22, 2025 and his resignation from the Apollo Board will be effective as of April 21, 2025. In addition, CEO Marc Rowan has been appointed to the expanded role of CEO and Chair of the Board. Both appointments will be effective as of April 21, 2025.

Commenting on the Board appointments, Clayton said, “It was an honor to Chair the Apollo Board of Directors over the past four years. Our Board has overseen a remarkable transformation to shareholder-aligned stewardship and our management team, under Marc Rowan’s leadership, has delivered outstanding results for all our stakeholders. I am pleased to welcome Gary Cohn to the Board. Gary has a wealth of business and financial services experience across both the private and public sectors and has an unparalleled understanding of the role financial services firms play in our global economy. His appointment as Lead Independent Director supports Apollo’s continued commitment to best-in-class governance. I am pleased Marc has accepted the Board’s request to take on the expanded role of Chair where he will continue to provide stakeholder-oriented leadership, shape firm strategy and ensure operational excellence.”

Cohn said, “I couldn’t be more excited to work with a transformational firm like Apollo that is driving the financial services industry forward. With the ongoing convergence of public and private markets, this is a remarkable time to create value for its shareholders and investors. I look forward to working with Marc and the Board to help Apollo capitalize on this opportunity and execute its growth plans.”

Rowan said, “In just a few years, Jay has made tremendous and lasting contributions to Apollo, and he was a stabilizing force at an extraordinary time for our firm. He operates with the highest integrity, and we are grateful for his strong stewardship. With his forthcoming departure, I can think of few professionals more qualified to help fill his shoes than Gary Cohn, who we are pleased to appoint as Lead Independent Director.”

Gary Cohn is the Vice Chairman of IBM and former director of the US National Economic Council. He spent 26 years with Goldman Sachs, including a decade as President and Chief Operating Officer from 2006-2016. He began his career in commodities trading in 1982. He is a member of the Board of Trustees of NYU Langone Health and is a graduate of American University.

Accounting for these changes, Apollo continues to maintain a two-thirds independent Board of Directors.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of December 31, 2024, Apollo had approximately $751 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “seek,” “continue,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contacts

Noah Gunn
Global Head of Investor Relations
Apollo Global Management, Inc.
212-822-0540
ir@apollo.com

Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
212-822-0491
communications@apollo.com